UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 13, 2008, Vonage Holdings Corp. (the “Company”) announced its financial results for the quarter and year ended December 31, 2007. The full text of a press release issued in connection with the announcement was furnished as Exhibit 99.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2008. This information was released after the Company’s management and independent registered public accountants participated in a discussion of the Company’s year-end financial statements with the audit committee of its board of directors. As explained in more detail below, after the release of preliminary financial information and based upon discussions with its independent registered public accountants in connection with finalizing the year-end audit and Form 10-K filed by the Company today, the Company has subsequently made two determinations that cause amounts reported in the February 13, 2008 press release to be immaterially different from amounts reported in the Form 10-K. Amounts reported below are in thousands.

Item 2.02.	Results of Operations and Financial Condition

Since February 13, 2008, the Company determined to accelerate the amortization of the deferred financing costs incurred in connection with the issuance of the Company’s convertible notes from the original five-year term of the notes to a three-year life since the notes could be put to the Company on December 16, 2008. The Company recorded $2,372 of amortization in the fourth quarter of 2007 relating to prior periods, in addition to $331 of increased amortization in the fourth quarter. The additional amortization relating to any prior interim period or year was not material.

In addition, the Company incurred an impairment loss of $1,374 for certain network equipment and computer hardware costs since their net book value exceeded their quoted fair market value. The impaired assets of $561 are held for sale and recorded in Other Assets in the consolidated balance sheet at December 31, 2007. Since February 13, 2008, we have determined to record this impairment in the statement of operations as part of depreciation expense rather than as part of the other, net line.

For the year ended December 31, 2007, these non-cash adjustments described above had the effect of increasing the Company’s loss from operations by $1,374 from $260,406 to $261,780, increasing loss before income tax expense by $2,703 from $264,543 to $267,246 and increasing net loss by $2,703 from $264,725 to $267,428. For the year ended December 31, 2007, net loss per share, on a basic and diluted basis, increased from $1.70 per share to $1.72 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: March 17, 2008	By:	/s/ John S. Rego
John S. Rego Executive Vice President, Chief Financial Officer and Treasurer